AMENDED AND RESTATED MASTER TRANSFER AGENCY AND SERVICE AGREEMENT
      BETWEEN JOHN HANCOCK FUNDS AND JOHN HANCOCK SIGNATURE SERVICES, INC.

Amended and Restated Master Transfer Agency and Service Agreement made as of the 1st day of June, 1998 by and between each investment company advised by John Hancock Advisers, Inc., having its principal office and place of business at 101 Huntington Avenue, Boston, Massachusetts, 02199, and John Hancock Signature Services, Inc., a Delaware corporation having its principal office and place of business at 101 Huntington Avenue, Boston, Massachusetts 02199 ("JHSS").

                   WITNESSETH:
                   -----------

WHEREAS, each investment company desires to appoint JHSS as its transfer agent, dividend disbursing agent and agent in connection with certain other activities; and

WHEREAS, JHSS desires to accept such appointment;

   NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

Article 1          Definitions
                   -----------
Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         (a)"Fund" shall mean the investment company which has adopted this agreement and is listed on Appendix A hereto. If the Fund is a Massachusetts business trust or Maryland corporation, it may in the future establish and designate other separate and distinct series of shares, each of which may be called a "series" or a "portfolio"; in such case, the term "Fund" shall also refer to each such separate series or portfolio.

         (b)"Board" shall mean the board of directors/trustees/managing general partners/director general partners of the Fund, as the case may be.


Article 2           Terms of Appointment; Duties of JHSS
                    ------------------------------------

2.01 Subject to the terms and conditions set forth in this Agreement, the Fund hereby employs and appoints JHSS to act, and JHSS agrees to act, as transfer agent and dividend dispersing agent with respect to the authorized and issued shares of beneficial interest ("Shares") of the Fund subject to this Agreement and to provide to the shareholders of the Fund ("Shareholders") such services in connection therewith as may be set out in the prospectus of the Fund from time to time.

2.02 JHSS agrees that it will perform the following services:

         (a) In accordance with procedures established from time to time by agreement between the Fund and JHSS, JHSS shall:

               (i)Receive for acceptance, orders for the purchase of Shares, and promptly deliver payment and appropriate documentation therefor to the Fund's Custodian authorized pursuant to the Fund's

               Declaration   of  Trust  or   Articles  of   Incorporation   (the
               "Custodian");

               (ii)Pursuant to purchase orders, issue the appropriate number of Shares and hold such Shares in the appropriate Shareholder account;

               (iii)Receive for acceptance, redemption requests and redemption directions and deliver the appropriate documentation therefor to the Custodian;

               (iv)At the appropriate time as and when it receives monies paid to it by the Custodian with respect to any redemption, pay over or cause to be paid over in the appropriate manner such monies as instructed by the redeeming Shareholders;

               (v)Effect transfers of Shares by the registered owners thereof upon receipt of appropriate instructions;

               (vi)Prepare and transmit payments for dividends and distributions declared by the Fund, processing the reinvestment of distributions on the Fund at the net asset value per share for the Fund next computed after the payment (in accordance with the Fund's then-current prospectus);

               (vii)Maintain records of account for and advise the Fund and its Shareholders as to the foregoing; and

               (viii)Record the issuance of Shares of the Fund and maintain pursuant to Rule 17Ad-10(e) of the rules and regulations of the Securities Exchange Act of 1934 a record of the total number of Shares of the Fund which are authorized, based upon data provided to it by the Fund, and issued and outstanding. JHSS shall also provide the Fund, on a regular basis, with the total number of Shares which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of these Shares or to take cognizance of any laws relating to the issue or sale of these Shares, which functions shall be the sole responsibility of the Fund.

         (b) In calculating the number of Shares to be issued on purchase or reinvestment, or redeemed or repurchased, or the amount of the purchase payment or redemption or repurchase payments owed, JHSS shall use the net asset value per share (as described in the Fund's then-current prospectus) computed by it or such other person as may be designated by the Fund's Board. All issuances, redemptions or repurchases of the Funds' shares shall be effected at net asset values per share next computed after receipt of the orders therefore and said orders shall become irrevocable at the time as of which said value is next computed.

         (c) In addition to and not in lieu of the services set forth in the above paragraph (a), JHSS shall: (i) perform all of the customary services of a transfer agent and dividend disbursing agent including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing Shareholder reports and prospectuses to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts, preparing and filing appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing

         Shareholder account information and (ii) provide a system which will enable the Fund to monitor the total number of the Fund's Shares sold in each State.

         (d) In addition, the Fund shall (i) identify to JHSS in writing those transactions and assets to be treated as exempt from the blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of JHSS for the Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the reporting of these transactions to the Fund as provided above.

         (e) Additionally, JHSS shall:

                  (i) Utilize a system to identify all share transactions which involve purchase and redemption orders that are processed at a time other than the time of the computation of net asset value per share next computed after receipt of such orders, and shall compute the net effect upon the Fund of the transactions so identified on a daily and cumulative basis.

                  (ii) If upon any day the cumulative net effect of such transactions upon the Fund is negative and exceeds a dollar amount equivalent to 1/2 of 1 cent per share, JHSS shall promptly make a payment to the Fund in cash or through the use of a credit in the manner described in paragraph (iv) below, in such amount as may be necessary to reduce the negative cumulative net effect to less than 1/2 of 1 cent per share.

                  (iii) If on the last business day of any month the cumulative net effect upon the Fund of such transactions (adjusted by the amount of all prior payments and credits by JHSS and the Fund) is negative, the Fund shall be entitled to a reduction in the fee next payable under the Agreement by an equivalent amount, except as provided in paragraph (iv) below. If on the last business day in any month the cumulative net effect upon the Fund of such transactions (adjusted by the amount of all prior payments and credits by JHSS and the Fund) is positive, JHSS shall be entitled to recover certain past payments and reductions in fees, and to a credit against all future payments and fee reductions that may be required under the Agreement as herein described in paragraph (iv) below.

                  (iv) At the end of each month, any positive cumulative net effect upon a Fund of such transactions shall be deemed to be a credit to JHSS which shall first be applied to permit JHSS to recover any prior cash payments and fee reductions made by it to the Fund under paragraphs (ii) and (iii) above during the calendar year, by increasing the amount of the monthly fee under the Agreement next payable in an amount equal to prior payments and fee reductions made by JHSS during such calendar year, but not exceeding the sum of that month's credit and credits arising in prior months during such calendar year to the extent such prior credits have not previously been utilized as contemplated by this paragraph. Any portion of a credit to JHSS not so used by it shall remain as a credit to be used as payment against the amount of any future negative cumulative net effects that would otherwise require a cash payment or fee reduction to be made to the Fund pursuant to paragraphs (ii) or (iii) above (regardless of whether or not the credit or any portion thereof arose in the same calendar year as that in which the negative cumulative net effects or any portion thereof arose).

                  (v) JHSS shall supply to the Fund from time to time, as mutually agreed upon, reports summarizing the transactions identified pursuant to paragraph (i) above, and the daily and cumulative net effects of such transactions, and shall advise the Fund at the end of each month of the net cumulative effect at such time. JHSS shall promptly advise the Fund if at any time the cumulative net effects exceeds a dollar amount equivalent to 1/2 of 1 cent per share.

                  (vi) In the event that this Agreement is terminated for whatever cause, or this provision 2.02 (d) is terminated pursuant to paragraph (vii) below, the Fund shall promptly pay to JHSS an amount in cash equal to the amount by which the cumulative net effect upon the Fund is positive or, if the cumulative net effect upon the Fund is negative, JHSS shall promptly pay to the Fund an amount in cash equal to the amount of such cumulative net effect.

                  (vii) This provision 2.02 (e) of the Agreement may be terminated by JHSS at any time without cause, effective as of the close of business on the date written notice (which may be by telex) is received by the Fund.

Procedures applicable to certain of these services may be established from time to time by agreement between the Fund and JHSS.


Article 3           Fees and Expenses
                    -----------------

3.01 For performance by JHSS pursuant to this Agreement, the Fund agrees to pay JHSS a fee as set out in Appendix A attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 3.02 below may be changed from time to time subject to mutual written agreement between the Fund and JHSS.

3.02 In addition to the fee paid under Section 3.01 above, the Fund agrees to reimburse JHSS for out-of-pocket expenses or advances incurred by JHSS for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by JHSS at the request or with the consent of the Fund, will be reimbursed by the Fund.

3.03 The Fund agrees to pay all fees and reimbursable expenses promptly following the mailing of the respective billing notice. Postage for mailing of proxies to all shareholder accounts shall be advanced to JHSS by the Funds at least seven (7) days prior to the mailing date of such materials.


Article 4           Representations and Warranties of JHSS
                    --------------------------------------

JHSS represents and warrants to the Fund that:

4.01 It is a corporation duly organized and existing and in good standing under the laws of the State of Delaware, and is duly qualified and in good standing as a foreign corporation under the Laws of The Commonwealth of Massachusetts.

4.02 It has corporate power and authority to enter into and perform its obligations under this Agreement.

4.03 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

4.04 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.


Article 5           Representations and Warranties of the Fund
                    ------------------------------------------

The Fund represents and warrants to JHSS that:

5.01 It is a business trust duly organized and existing and in good standing under the laws of The Commonwealth of Massachusetts or, in the case of John Hancock Cash Reserve, Inc., a Maryland corporation duly organized and existing and in good standing under the laws of the State of Maryland.

5.02 It has power and authority to enter into and perform this Agreement.

5.03 All proceedings required by the Fund's Declaration of Trust or Articles of Incorporation and By-Laws have been taken to authorize it to enter into and perform this Agreement.

5.04 It is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act").

5.05 A registration statement under the Securities Act of 1933, as amended, with respect to the shares of the Fund subject to this Agreement has become effective, and appropriate state securities law filings have been made and will continue to be made.


Article 6           Indemnification
                    ---------------

6.01 JHSS shall not be responsible for, and the Fund shall indemnify and hold JHSS harmless from and against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to:

         (a) All actions of JHSS or its agents or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misfeasance.

         (b) The Fund's refusal or failure to comply with the terms of this Agreement, or which arise out of the Fund's bad faith, gross negligence or willful misfeasance or which arise out of the reckless disregard of any representation or warranty of the Fund hereunder.

         (c) The reliance on or use by JHSS or its agents or subcontractors of information, records and documents which (i) are received by JHSS or its agents or subcontractors and furnished to it by or on behalf of the Fund, and (ii) have been prepared and/or maintained by the Fund or any other person or firm on behalf of the Fund.

         (d) The reliance on, or the carrying out by JHSS or its agents or subcontractors of, any instructions or requests of the Fund.

         (e) The offer or sale of Shares in violation of any requirement under the federal securities laws or regulations or the securities laws or regulations of any state that Fund Shares be registered in that state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of Shares in that state.

         (f) It is understood and agreed that the assets of the Fund may be used to satisfy the indemnity under this Article 6 only to the extent that the loss, damage, cost, charge, counsel fee, payment, expense and liability arises out of or is attributable to services hereunder with respect to the Shares of such Fund.

6.02 JHSS shall indemnify and hold harmless the Fund from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributed to any action or failure or omission to act by JHSS as a result of JHSS's lack of good faith, negligence or willful misfeasance.

6.03 At any time JHSS may apply to any officer of the Fund for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by JHSS under this Agreement, and JHSS and its agents or subcontractors shall not be liable and shall be indemnified by the Fund for any action taken or omitted by it in reliance upon such instructions or upon the opinion of such counsel. JHSS, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of the Fund, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided JHSS or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Fund, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Fund. JHSS, its agents and subcontractors shall also be protected and indemnified in recognizing share certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officer of the Fund, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

6.04 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

6.05 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.

6.06 In order that the indemnification provisions contained in this Article 6 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

Article 7           Covenants of the Fund and JHSS
                    ------------------------------

7.01 The Fund shall promptly furnish to JHSS the following:

         (a) A certified copy of the resolution(s) of the Trustees of the Trust or the Directors of the Corporation authorizing the appointment of JHSS and the execution and delivery of this Agreement.

         (b) A copy of the Fund's Declaration of Trust or Articles of Incorporation and By-Laws and all amendments thereto.

7.02 JHSS hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Fund for safekeeping of share certificates and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates and devices.

7.03 JHSS shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by
Section 31 of the Investment Company Act of 1940 and the rules and regulations of the Securities and Exchange Commission thereunder, JHSS agrees that all such records prepared or maintained by JHSS relating to the services to be performed by JHSS hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such Act and rules, and will be surrendered to the Fund promptly on and in accordance with the Fund's request.

7.04 JHSS and the Fund agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person without the consent of the other party to this Agreement, except as may be required by law.

7.05 JHSS agrees that, from time to time or at any time requested by the Fund, JHSS will make reports to the Fund, as requested, of JHSS's performance of the foregoing services.

7.06 JHSS will cooperate generally with the Fund to provide information necessary for the preparation of registration statements and periodic reports to be filed with the Securities and Exchange Commission, including registration statements on Form N-1A, semi-annual reports on Form N-SAR, periodic statements, shareholder communications and proxy materials furnished to holders of shares of the Fund, filings with state "blue sky" authorities and with United States and foreign agencies responsible for tax matters, and other reports and filings of like nature.

7.07 In case of any requests or demands for the inspection of the Shareholder records of the Fund, JHSS will endeavor to notify the Fund and to secure instructions from an authorized officer of the Fund as to such inspection. JHSS reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

Article 8           No Partnership or Joint Venture
                    -------------------------------

8.01 The Fund and JHSS are not currently partners of or joint venturers with each other and nothing in this Agreement shall be construed so as to make them partners or joint venturers or impose any liability as such on them.


Article 9           Termination of Agreement
                    ------------------------
9.01 This  Agreement may be  terminated by either party upon one hundred  twenty
(120) days' written notice to the other party.

9.02 Should the Fund exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Fund. Additionally, JHSS reserves the right to charge for any other reasonable expenses associated with such termination.


Article 10          Assignment
                    ----------

10.01 Except as provided in Section 10.03 below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

10.02 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

10.03 JHSS may, without further consent on the part of the Fund, subcontract for the performance hereof with (i) Boston Finanacial Data Services, Inc., a Massachusetts corporation ("BE") which is duly registered as a transfer agent pursuant to Section 17A(c)(1) of the Securities Exchange Act of 1934 ("Section 17A(c)(1)") or any other entity registered as a transfer agent under Section 17A(c)(1) JHSS deems appropriate in order to comply with the terms and conditions of this Agreement; provided, however, that JHSS shall be as fully responsible to the Fund for the acts and omissions of any subcontractor as it is for its own acts and omissions.


Article 11          Amendment
                    ---------

11.01 This Agreement may be amended or modified by a written agreement executed by both parties and authorized or approved by a resolution of the Trustees of the Trust or Directors of the Corporation.


Article 12          Massachusetts Law to Apply
                    --------------------------

12.01 This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the internal substantive laws of The Commonwealth of Massachusetts.


Article 13          Merger of Agreement
                    -------------------

13.01 This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject hereof whether oral or written.

Article 14            Limitation on Liability
                      -----------------------

14.01 If the Fund is a Massachusetts business trust, JHSS expressly acknowledges the provision in the Fund's Declaration of Trust limiting the personal liability of the trustees and shareholders of the Fund; and JHSS agrees that it shall have recourse only to the assets of the Fund for the payment of claims or obligations as between JHSS and the Fund arising out of this Agreement, and JHSS shall not seek satisfaction of any such claim or obligation from the trustees or shareholders of the Fund. In any case, each Fund, and each series or portfolio of each Fund, shall be liable only for its own obligations to JHSS under this Agreement and shall not be jointly or severally liable for the obligations of any other Fund, series or portfolio hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.


                     JOHN HANCOCK FUNDS Listed on Appendix A



                      By:   /s/Anne C Hodsdon
                           -----------------
                            Anne C. Hodsdon
                            President



                      JOHN HANCOCK SIGNATURE SERVICES, INC.



                      By: /s/Charles J. McKenney, Jr.
                         ----------------------------
                         Charles J. McKenney, Jr.
                         Vice President

                                    EXHIBIT A

               TRANSFER AGENT FEE SCHEDULE, EFFECTIVE JUNE 1, 1998

         Effective June 1, 1998, the transfer agent fees payable monthly under the transfer agent agreement between each fund and John Hancock Signature Services, Inc. shall be the following rates plus certain out-of-pocket expenses as described to the Board:


                                                                Annual Rate Per Account
                                                                -----------------------

                                                  Class A Shares      Class B Shares      Class C Shares*
                                                  --------------      --------------      ---------------
Equity Fund                                          $19.00             $21.50               $20.50
-----------

John Hancock  Capital  Series
-JH  Independence  Equity Fund*
-JH Special  Value Fund*
John Hancock Special Equities Fund
John Hancock  World Fund
-JH Pacific Basin Fund
-JH Global Rx Fund
-JH European  Equity Fund
John Hancock  Investment Trust
-JH Growth and Income  Fund*
-JH  Sovereign  Balanced  Fund
-JH  Sovereign Investors Fund*
John Hancock  Investment Trust II
-JH Financial  Industries Fund
-JH Regional Bank Fund
John Hancock Investment Trust III
-John Hancock  Global Fund
-John Hancock Growth Fund*
-John Hancock International Fund*
-John Hancock Special Opportunities Fund*
John Hancock Series Trust
-JH Emerging Growth Fund*
-JH Global Technology Fund



                                                                Annual Rate Per Account
                                                                -----------------------

                                                  Class A Shares      Class B Shares      Class C Shares*
                                                  --------------      --------------      ---------------
Money Market Funds                                   $20.00             $22.50               $21.50
------------------

John Hancock Current Interest
-JH Money Market Fund*
-JH US Government Cash Reserve (Class A Shares only)
John Hancock Cash Reserve, Inc. (Class A Shares only)

                                                 Annual Rate Per Account
                                                 -----------------------

                                    Class A Shares      Class B Shares
                                    --------------      --------------
Tax Free Funds                         $20.00             $22.50
--------------

John Hancock  Tax-Exempt Series Fund
-JH Massachusetts  Tax-Free Income Fund
-JH New York Tax-Free Income Fund
John Hancock California  Tax-Free Income Fund
John Hancock Tax-Free Bond Trust
-JH High Yield Tax-Free Fund
-JH Tax Free Bond Fund


                                                 Annual Rate Per Account
                                                 -----------------------

                                    Class A Shares      Class B Shares      Class C Shares*
                                    --------------      --------------      ---------------
 Income Funds                          $20.00             $22.50               $21.50
 ------------
John Hancock  Sovereign  Bond Fund
John Hancock  Strategic  Series
-JH Strategic Income Fund*
-JH  Sovereign US  Government  Income Fund
John Hancock  Investment Trust III
-JH Short-Term  Strategic Income Fund
-JH World Bond Fund
John Hancock Bond Trust
-JH Government  Income Fund
-JH High Yield Bond Fund*
-JH Intermediate Maturity Government Fund

         The following funds are at a % of daily net assets of the Fund. Out-of-pocket expenses are paid by John Hancock Signature Services, Inc.


                                            % of Daily Net Assets of the Class
                                            ----------------------------------

Class Y Shares                                         0.10%

John Hancock Special Equities Fund
John Hancock Sovereign Investors Fund

                                            %of Daily Net Assets of the Fund
                                            --------------------------------

John Hancock Institutional Series Trust                0.05%
-JH Active Bond Fund
-JH Dividend Performers Fund
-JH Small Capitalization Value Fund
-JH Global Bond Fund
-JH Independence Balanced Fund
-JH Independence Diversified Core Equity Fund II
-JH Independence Growth Fund
-JH Independence Medium Capitalization Fund
-JH Independence Value Fund
-JH International Equity Fund
-JH Multi-Sector Growth Fund
-JH Small Capitalization Growth Fund

These fees are agreed to by the undersigned as of June 1, 1998.


                               /s/Anne C. Hodsdon
                               -------------------
                               Anne C. Hodsdon
                               President of Each Fund

                              /s/Charles McKenney, Jr.
                              ------------------------
                              Charles McKenney, Jr.
                              Vice President of John Hancock
                              Signature Services, Inc.